                                                                  EXHIBIT 4.3(C)


                                                                   ANNEX II
                                                                      TO
                                                                 NOTE PURCHASE
                                                                   AGREEMENT

NEITHER THIS WARRANT NOR ISSUANCE OF THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF TO THE HOLDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.



THIS WARRANT MAY NOT BE TRANSFERRED, DIVIDED, COMBINED OR EXCHANGED, EXCEPT AS DESCRIBED IN SECTION 5 HEREIN.



                                CEPHALON, INC.

              WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
              --------------------------------------------------

Name of Registered Holder:  _________________________

No. ____                            ___________ Shares of Common Stock

     For good and valuable consideration the receipt of which is hereby acknowledged, Cephalon, Inc., a Delaware corporation (the "Company"), hereby grants the rights herein specified and certifies that ____________________ (the "Initial Holder") (or any registered assignee of the Initial Holder) (each of the Initial Holder and any such registered assignee being hereinafter referred to as the "Holder"), is entitled, subject to the conditions and upon the terms of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1 hereof), the number of shares of Common Stock (as defined in Section 1 hereof) set forth above at the Exercise Price (as defined in Section 1 hereof). The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

     Section 1.  Certain Definitions.  Terms defined in the preceding paragraph
                 -------------------
and elsewhere in this Warrant have the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Applicable Portion" means the lesser of (x) the unexercised portion of this Warrant that is outstanding on the applicable date of redemption pursuant to Section 9 and (y) the portion of this Warrant which entitles the Holder to purchase a number of shares of Common Stock (or other securities deliverable hereunder) equal to twenty-five percent (25%) of the aggregate number of Warrant Shares subject to this Warrant, determined without regard to any prior exercise hereof; provided, however, that if in connection with a redemption of this
        --------  -------
Warrant the Average Market Price shall be greater than two hundred fifty percent (250%) of the Exercise Price as in effect during the period of twenty (20) consecutive Trading Days during which the Average Market Price is determined, then the Applicable Portion determined pursuant to this clause (y) shall be the portion of this Warrant which entitles the Holder to purchase a number of shares of Common Stock (or other securities deliverable hereunder) equal to fifty percent (50%) of the aggregate number of Warrant Shares subject to this Warrant, determined without regard to any prior exercise hereof less the portion, if any, of this Warrant which has previously been called for redemption in accordance with Section 9.

     "Average Market Price" means the arithmetic average of the Closing Price during any period of twenty (20) consecutive Trading Days during the ninety-day period which commences on the date which is 1,000 days after the Issuance Date and ends on and includes the date which is 1,089 days after the Issuance Date.

     "Class A Warrants" means this Warrant and the Other Warrants of like tenor issued by the Company in connection with the issuance of the Notes.

     "Class B Warrants" means the Class B Common Stock Purchase Warrants issued by the Company in connection with the issuance of the Notes.

     "Closing Price" means on any date the last reported sale price (regular way), or if there are no sales of Common Stock on such date, the closing bid price, per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market, or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on the Nasdaq Stock Market in each such case, as reported by such exchange or market or, if such quotations are not available, the fair market value as reasonably determined by the Board of Directors of the Company or any committee of such Board.

     "Common Stock" means the Company's Common Stock, $.01 par value, and the related Preferred Share Purchase Rights as authorized on the date hereof, and any other securities into which or for which the Common Stock or such Preferred Share Purchase Rights may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise or any similar rights distributed by the Company to the holders of the Common Stock.

     "Early Redemption Option" means the right of the Company to redeem the Notes Pursuant to Section 1.2 thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Period" means the period beginning on the date hereof, and ending on March 1, 2004.

     "Exercise Price" means $10.08 subject to change or adjustment pursuant to
Section 8 hereof.

     "Issuance Date" means March 1, 1999.

     "Nasdaq" means the Nasdaq Stock Market.

     "Nasdaq National Market" means the Nasdaq National Market of Nasdaq.

     "Notes" means the 11% Revenue Sharing Senior Secured Notes of the Company.

     "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to the Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Warrant Shares or Other Securities pursuant to Section 8.

     "Other Warrants" means the other Class A Warrants for the Purchase of Shares of Common Stock issued by the Company in connection with the issuance of the Notes.

     "Permitted Transfer" means (a) any transfer, assignment or succession by operation of law or pursuant to any court order issued by a court of competent jurisdiction, (b) any transfer to an immediate family member, (c) any transfer through probate or through intestate succession, (d) in the case of a transfer by a corporation, partnership, or trust, any transfer to any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the transferor, (e) any distribution by a retirement plan to any participant in the plan (f) any transfer or assignment by the Initial Holder to its employee, or (g) any transfer or assignment to a person who is an "accredited investor," as defined in Regulation D under the Securities Act.

     "Redemption Date" has the meaning provided in Section 9(b).

     "Redemption Price" has the meaning provided in Section 9(a).

     "Redemption Target Price" means an amount equal to two hundred percent (200%) of the Exercise Price as in effect during the period of twenty (20) consecutive Trading Days during which the Average Market Price is determined.

     "Reorganization Event" means the occurrence of any one or more of the following events:

     (i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a sale transaction or a series of related transactions; or

    (ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

     (iii) the acquisition by a person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Exchange Act of 1934, as amended.

     "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Trading Day" means a day on which either the national securities exchange or the Nasdaq National Market which then constitutes the principal securities market for the Common Stock (or other securities deliverable hereunder) is open for general trading of securities.

     "Warrant" means this Warrant and any Warrant or Warrants which may be issued pursuant to Section 4 or 5 hereof in substitution or exchange for or upon transfer of this Warrant, any Warrant which may be issued pursuant to Section 2 hereof upon partial exercise of this Warrant and any Warrant which may be issued pursuant to Section 6 hereof upon the loss, theft, destruction or mutilation of this Warrant.

     "Warrant Register" means the register maintained at the principal office of the Company, or at the office of its agent, in which the name of the Holder of this Warrant shall be registered.

     "Warrant Shares" means the shares of Common Stock, as adjusted from time to time in accordance with Section 8 hereof, deliverable upon exercise of this Warrant.

     Section 2.  Exercise of Warrant.  This Warrant may be exercised, in whole
                 -------------------
or in part, at any time or from time to time during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address of the Company or any agent appointed by the Company to act hereunder as the Company or such agent may hereafter designate in writing to the Holder), with the purchase form attached hereto as ANNEX I (the "Purchase Form") duly executed and accompanied by cash or a certified or official bank check drawn to the order of "CEPHALON, INC." (or its successor in interest, if any) in the amount of the Exercise Price, multiplied by the number of Warrant Shares specified in such Purchase Form. If this Warrant should be exercised in part only, the Company or its agent shall, upon surrender of this Warrant, execute and deliver a Warrant evidencing the right of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Purchase Form in proper form for exercise, together with proper payment of the Exercise Price at its principal office, or by its agent at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form; provided, however, that if the date of such receipt by the Company or its
      --------  -------
agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on the next business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any Warrant issued upon partial exercise of this Warrant pursuant to this Section 2 shall be dated the date of this Warrant.

     Section 3.  Reservation of Shares.  The Company agrees that at all times it
                 ---------------------
will keep reserved solely for issuance and delivery pursuant to this Warrant the number of shares of its Common Stock (or other securities) that are or would be issuable from time to time upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights. Before taking any action that would cause an adjustment pursuant to Section 8 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     Section 4.  Transfer in Compliance with Applicable Securities Laws.
                 ------------------------------------------------------

                 (a) Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in accordance with
Section 5 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Except as provided in subsection (b) of this Section 4, each Warrant shall bear the following legend:

     NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                 (b) If (i) the Warrant Shares have been registered under the Act and registered or qualified under applicable state securities or Blue Sky laws or (ii) the Holder has received an opinion of counsel reasonably satisfactory to the Company that the Warrant Shares may be freely transferred without registration under the Act or registration or qualification under applicable state securities or Blue Sky laws, the Holder may require the Company to issue, in substitution for a Warrant with the foregoing legend, a Warrant with the following legend:

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                 (c) The Holder may require the Company to issue a Warrant without either of the foregoing legends in substitution for a Warrant bearing one of such legends if either (i) this Warrant and the Warrant Shares issuable upon the exercise hereof have been registered under the Act and registered or qualified under applicable state securities laws or (ii) the Holder has received an opinion of counsel reasonably satisfactory to the Company that this Warrant and the Warrant Shares may be freely transferred without registration under the Act or registration or qualification under applicable state securities laws. The provisions of this Section 4 shall be binding on all subsequent holders of this Warrant.

     Section 5.  Exchange, Transfer or Assignment of Warrant.
                 -------------------------------------------

                 (a) This Warrant may be, at the option of the Holder, upon presentation and surrender hereof to the Company at its principal office or to the Company's agent at its office, (i) exchanged for other Warrants of different denominations, registered in the name of the Holder, entitling the Holder to purchase in the aggregate the same number of Warrant Shares at the Exercise Price or, (ii) if delivered together with a written notice signed by the Holder specifying the denominations in which new Warrants are to be issued, divided or combined with other Warrants registered in the name of the Holder that carry the same rights.

                 (b) If the Holder has received an opinion of counsel satisfactory to the Company that this Warrant may be sold or transferred without registration under the Act, as contemplated by Section 4 hereof, (x) this Warrant may be transferred and assigned, subject to subparagraph (y) of this
Section 5(b), at the option of the Holder, upon surrender of this Warrant to the Company at its principal office or to the Company's agent at its office, with the warrant assignment form attached hereto as ANNEX II (the "Warrant Assignment Form") duly executed and accompanied by funds sufficient to pay any transfer tax, except that (y) no transfer or assignment of this Warrant may be made unless (i) such transfer or assignment is a Permitted Transfer or (ii) the Company consents in writing to such transfer or assignment, which consent may be withheld in its absolute discretion. The Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Warrant Assignment Form.

                 (c) Any transfer or exchange of this Warrant shall be without charge to the Holder and any Warrant or Warrants issued pursuant to this Section 5 shall be dated the date hereof.

                 (d) The Holder shall not be entitled to transfer a portion of this Warrant with respect to the purchase of a number of Warrant Shares that is less than 10,000 without the prior written consent of the Company.

                 (e) In order to give effect to Section 9, if this Warrant shall be exercised in part, then (1) any Warrant issued to the Holder to evidence the unexercised portion of this Warrant shall bear a notation of the original number of Warrant Shares subject to this Warrant and (2) in connection with any split-up of this Warrant into two or more instruments, each such instrument shall bear a notation of a portion of the original number of Warrant Shares subject to this Warrant, determined by pro rata allocation thereto of the aggregate original such amount based on the portion of the unexercised amount of this Warrant (determined immediately prior to such split-up) evidenced by such instrument.

     Section 6.  Lost, Mutilated or Missing Warrant.  Upon receipt by the
                 ----------------------------------
Company or its agent of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company or its agent shall execute and deliver a Warrant of like tenor and date in exchange for this Warrant.

     Section 7.  Rights of the Holder.  The Holder shall not, by virtue hereof,
                 --------------------
be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     Section 8.  Anti-dilution.  (a)  If the Company shall fix or have fixed a
                 -------------
record date at any time after the date hereof and before the expiration of the Exercise Period for:

                 (i) The declaration of a dividend or distribution on the Common Stock (or other securities deliverable hereunder) payable in shares of capital stock (whether shares of Common Stock or of capital stock of any other class), (A) the subdivision of shares of the Common Stock into a greater number of shares, (B) the combination of the Common Stock into a smaller number of shares or (C) the issuance of any shares of its capital stock by reclassification of the Common Stock in connection with a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation, then, in any such event, upon exercise of this Warrant the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such record date, the Holder would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Exercise Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii)    Issuance at Less than Current Market Price. The issuance
                       ------------------------------------------
     of rights, options or warrants to all holders of Common Stock (or other securities deliverable hereunder) entitling them to subscribe for or purchase Common Stock (or other securities deliverable hereunder) at a price per share or having a conversion or exercise price per share (including the amount paid, if any, for such rights, options or warrants) less than the Closing Price on such record date (excluding rights or warrants that are not immediately exercisable and for which provision is made for the Holder to receive comparable rights or warrants upon exercise), then the number of Warrant Shares to be received hereunder after such record date shall be determined by multiplying the number of shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock (or other securities deliverable hereunder) outstanding on such record date plus the number of shares of Common Stock (or other securities deliverable hereunder) that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the numerator of which shall be the number of shares of Common Stock (or other securities deliverable hereunder) outstanding on such record date plus the number of additional shares of Common Stock (or other securities deliverable hereunder) offered for subscription or purchase, and the Exercise Price shall be appropriately adjusted so that the aggregate purchase price of the Warrant Shares to be received hereunder after such record date is equal to the aggregate purchase price of the Warrant Shares receivable hereunder immediately prior to such record date. Shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company on such record date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made successively whenever any such event shall occur. If such rights, options or warrants are not so issued, the number of Warrant Shares receivable hereunder shall again be adjusted to be the number that would have been in effect had such record date not been fixed. On the expiration of such rights, options or warrants the number of Warrant Shares receivable hereunder shall be readjusted to be the number that would have obtained had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of the issuance of only the number of shares of Common Stock (or other securities deliverable hereunder) actually issued upon the exercise of such rights, options or warrants, provided, however, that if the Holder of this Warrant shall
                  --------  -------
     have exercised this Warrant prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment. In any case in which this subsection (ii) shall require that an adjustment in the number of shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such
                      --------  -------
     Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

               (iii)   Distribution of Subscription Rights, Warrants, Evidences
                       --------------------------------------------------------
     of Indebtedness or Assets. The making of a distribution to all holders of
     -------------------------
     Common Stock (or other securities deliverable hereunder) (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of (A) any shares of capital stock of the Company (other than Common Stock), (B) subscription rights or warrants (excluding those for which adjustment is provided in subsection 8(a)(ii) above and excluding those that are not immediately exercisable and for which provision is made for the Holder to receive comparable subscription rights or warrants upon exercise) or (C) evidences of its indebtedness or assets (excluding (x) dividends paid in or distributions of the Company's capital stock for which the number of Warrant Shares receivable hereunder shall have been adjusted pursuant to paragraph 8(a)(i) and (y) cash dividends or distributions payable out of earnings or surplus not in excess of 10% of the average Closing Price for the thirty trading days prior to the fifth day before the date of declaration multiplied by the number of outstanding shares of Common Stock) (any of the foregoing being hereinafter in this paragraph (iii) called the "Securities"), then in each such case (unless the Company elects to reserve shares or other units of such Securities for distribution to each Holder upon exercise of this Warrant so that, in addition to the shares of Common Stock (or other securities deliverable hereunder) to which each Holder is entitled, each Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised the Warrant) the number of Warrant Shares receivable hereunder after such record date shall be determined by multiplying the number of Warrant Shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the Closing Price on the Trading Day immediately prior to the first Trading Day on which the Common Stock (or other securities deliverable hereunder) trades without the right to receive such Securities, less the fair market value (as determined in the reasonable judgment of the Board of Directors of the Company and described in a statement mailed to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of the Common Stock or of such subscription rights or warrants applicable to one share of the Common Stock, and the numerator of which shall be the Closing Price of the Common Stock on such Trading Day; and the Exercise Price shall be appropriately adjusted so that the aggregate purchase price of the Warrant Shares to be received hereunder after such record date is equal to the aggregate purchase price of the Warrant Shares receivable hereunder immediately prior to such record date. Such adjustment shall become effective immediately after such record date and shall be made successively whenever such a record date is fixed. If such distribution is not so made, the number of Warrant Shares receivable hereunder shall be readjusted to be the number that was in effect immediately prior to such record date. In the event that the Holder exercises this Warrant after an adjustment is made under this paragraph
     (iii) and prior to a readjustment under this paragraph (iii), the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment. In any case in which this paragraph (iii) shall require that an adjustment in the number of Warrant Shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall
                                      --------  -------
     deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

               (b) Reorganization Event. In case of any Reorganization Event the
                   --------------------
Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a). The foregoing provisions of this Section 8(b) shall similarly apply to successive Reorganization Events.

               (c) Fractional Shares. No fractional shares of Common Stock (or
                   -----------------
other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock (or other securities deliverable hereunder) on the date of such exercise.

               (d) Carryover. Notwithstanding any other provision of this
                   ---------
Section 8, no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

               (e)  Notices of Certain Events.  If at any time after the date
                    -------------------------
hereof and before the expiration of the Exercise Period:

                    (i) the Company authorizes the issuance to all holders of its Common Stock of (A) rights or warrants to subscribe for or purchase shares of its Common Stock or (B) any other subscription rights or warrants;

                    (ii) the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions excluded from the operation of paragraph 8(a)(iii));

                    (iii) there shall be any capital reorganization of the Company or reclassification of the Common Stock (other than a change in par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a conveyance or transfer of all or substantially all of the properties and assets of the Company:

                    (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                    (v) there shall be any other event that would result in an adjustment pursuant to this Section 8 in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

the Company will cause to be mailed to the Holder, at least twenty (20) days (or ten (10) days in any case specified in the clauses (i) or (ii) above) before the applicable record or effective date hereinafter specified, or as soon as practicable after the occurrence of an event specified in clause (v) if such event was beyond the control of the Company and the Company did not have knowledge of such event at least ten (10) days before such date, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions is to be determined, or
(B) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

               (f)  Failure to Give Notice. The failure to give the notice
                    ----------------------
required by Section 8(e) hereof or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

     Section 9.  Redemption of Warrant.  (a) Provided that the Company has not
                 ---------------------
previously elected to exercise its Early Redemption Option to retire all or any part of the Notes, at any time on or after the date which is 1,000 days after the Issuance Date, the Company shall have the right, but not the obligation, on not less than forty-five (45) and not more than sixty (60) days prior notice, to redeem the Applicable Portion of this Warrant, at a redemption price of $0.01 per share of Common Stock (or unit of other securities deliverable hereunder) issuable upon exercise of the portion of this Warrant so redeemed (the "Redemption Price"), if the Average Market Price of one share of Common Stock (or unit of other securities deliverable hereunder) receivable upon exercise of this Warrant shall exceed the Redemption Target Price. Any notice of redemption shall be given within twenty (20) days after the last Trading Day in the period of twenty (20) consecutive Trading Days which gave rise to the right of the Company to redeem this Warrant. If this Warrant is called for redemption, the Company shall simultaneously call for redemption a portion of the Other Warrants in accordance with their terms that are similar to this Section 9.

                 (b) If the requirements set forth in Section 9(a) are met, and the Company wishes to exercise its right so to redeem the Applicable Portion of this Warrant, the Company shall give a notice of redemption to the Holder not later than the 45th day prior to the date fixed for redemption (the "Redemption Date").

                 (c) The notice of redemption shall specify (i) the portion of this Warrant to be redeemed, (ii) the aggregate Redemption Price for the Applicable Portion of this Warrant to be redeemed, (iii) the date fixed for redemption, (iv) the place where this Warrant shall be delivered and the Redemption Price paid, and (v) that the right to exercise the Applicable Portion of this Warrant that is being redeemed shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Redemption Date unless otherwise agreed by the Company.

                 (d) If the Company shall have exercised its right to redeem the Applicable Portion of this Warrant, any right to exercise such Applicable Portion of this Warrant shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Redemption Date unless otherwise agreed by the Company. On and after the Redemption Date, unless otherwise agreed by the Company, the Holder shall have no further rights with respect to the Applicable Portion being so redeemed except to receive, upon surrender of this Warrant, the Redemption Price.

                 (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the aggregate Redemption Price of the Applicable Portion of this Warrant being so redeemed. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem such Applicable Portion of this Warrant, such Applicable Portion of this Warrant shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

                 (f) If the Company shall have exercised its right to redeem a portion of this Note and, during any period of twenty (20) consecutive Trading Days during which the Average Market Price may be determined pursuant to this Warrant, the Average Market Price of one share of Common Stock (or unit of other securities deliverable hereunder) receivable upon exercise of this Warrant shall exceed an amount equal to two hundred fifty percent (250%) of the Exercise Price, then the Company shall have the right to exercise its right of redemption on a second occasion. Such redemption shall otherwise be made in accordance with this
Section 9.

     Section 10.  Officers' Certificate.  Whenever the number of Warrant Shares
                  ---------------------
that may be purchased on exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of Section 8 hereof, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Warrant Shares that may be purchased at the Exercise Price on exercise of this Warrant and the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the President, Chief Financial Officer or Treasurer of the Company and by the Secretary or an Assistant Secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, forthwith after each such adjustment, cause such certificate to be mailed to the Holder.

     Section 11.  Availability of Information.  In addition to the requirements
                  ---------------------------
of Section 5(h), the Company shall comply with all applicable public information reporting requirements of the SEC and applicable state securities laws to which it may from time to time be subject. The Company will also cooperate with each Holder of any Warrants and each holder of any Warrant Shares in supplying such information concerning the Company as may be necessary for such Holder or holder to complete and file any information reporting forms currently or hereafter required by the SEC as a condition to the availability of an exemption from the Act for the sales of any Warrants or Warrant Shares.

     Section 12.  Warrant Register.  The Company will register this Warrant in
                  ----------------
the Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 13.  Successors.  All of the provisions of this Warrant by or for
                  ----------
the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

     Section 14.  Headings.  The headings of sections of this Warrant have been
                  --------
inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 15.  Amendments.  This Warrant may be amended by the affirmative
                  ----------
vote of

Holders holding Warrants to purchase not less than two-thirds of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants; provided,
                                                                     --------
that, except as expressly provided herein, this Warrant may not be amended, without the consent of the Holder, to change (i) any price at which this Warrant may be exercised, (ii) the period during which this Warrant may be exercised,
(iii) the number or type of securities to be issued upon the exercise hereof or
(iv) the provisions of this Section 15.

     Section 16.  Notices.  Unless otherwise provided in this Warrant, any
                  -------
notice or other communication required or permitted to be made or given to any party hereto pursuant to this Warrant shall be in writing and shall be deemed made or given if delivered by hand, on the date of such delivery to such party, or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail, postage prepaid, addressed to it (in the case of a Holder) at its address in the Warrant Register or (in the case of the Company) at its address set forth below, or to such other address as is designated by written notice, similarly given to each party hereto.

     Section 17.  Governing Law.  This Warrant shall be deemed to be a contract
                  -------------
made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State as applied to the contracts made and to be performed in New York between New York residents.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of __________, 1999.


                                    CEPHALON, INC.



                                    By:
                                       Name:
                                       Title:

                                    Address:

                                    145 Brandywine Parkway
                                    West Chester, Pennsylvania 19380

                                    Attention: Senior Vice President and
                                               Chief Financial Officer

                                                                    ANNEX I
                                                                   TO WARRANT


                                 PURCHASE FORM
                                 -------------

TO CEPHALON, INC.:

          The undersigned, ________________________, hereby irrevocably elects to exercise the within Warrant to purchase ___________________________ shares of Common Stock of Cephalon, Inc., a Delaware corporation, and hereby makes payment of $_____________________ in payment of the exercise price thereof.

Dated:  ____________________________

                                    _____________________________
                                    [SIGNED]


                                    _____________________________
                                    [STREET ADDRESS]

                                    _____________________________
                                    [CITY AND STATE]

                                                                    ANNEX II
                                                                   TO WARRANT


                            WARRANT ASSIGNMENT FORM
                            -----------------------

TO CEPHALON, INC.:

          FOR VALUE RECEIVED, the undersigned,
__________________________________________________, ("Assignor"), hereby sells, assigns and transfers unto

Name: ________________________________________ ("Assignee")
      (Please type or print in block letters.)

Address: _____________________________________

Social Security or Taxpayer I.D. No.: _______________________

Assignor's right to purchase up to _________________ shares of Common Stock of Cephalon, Inc., a Delaware corporation, represented by this Warrant and does hereby irrevocably constitute and appoint the Company and any of its officers, secretary or assistant secretaries, as its officers, secretary or assistant secretaries, as attorneys-in-fact to transfer the same on the books of the Company, with full power of substitution in the premises.



Date:  __________________________
                                        Print Name:

                                     II-17